EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Nicole Sanders	John Chang
+ 1 (202) 295-4313	+ 1 (202) 295-4212
nsanders@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2017 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a 4.5% increase of $0.02 per share to its regular quarterly dividend to $0.46 per common share to be paid on September 1, 2017 to shareholders of record on August 18, 2017

•                  Service revenue for Q2 2017 increased by 2.2% from Q1 2017 to $119.8 million and on a constant currency basis increased from Q1 2017 by 1.7%

•                  Service revenue for Q2 2017 increased by 8.9% from Q2 2016 and on a constant currency basis increased from Q2 2016 by 9.6%

•                  Cash flow from operations increased by 19.3% from Q1 2017 to $28.0 million and increased from Q2 2016 by 18.3%

•                  GAAP gross margin increased by 50 basis points from Q1 2017 and increased from Q2 2016 by 200 basis points

•                  EBITDA margin increased by 130 basis points from Q1 2017 to 33.5% and increased from Q2 2016 by 170 basis points

[WASHINGTON, D.C. August 3, 2017] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $119.8 million for the three months ended June 30, 2017, an increase of 8.9% from $110.0 million for the three months ended June 30, 2016 and an increase of 2.2% from $117.2 million for the three months ended March, 31, 2017.  Foreign exchange positively impacted service revenue growth from Q1 2017 to Q2 2017 by $0.5 million and negatively impacted service revenue growth from Q2 2016 to Q2 2017 by $0.7 million.  On a constant currency basis, service revenue grew by 9.6% from Q2 2016 to Q2 2017 and grew by 1.7% from Q1 2017 to Q2 2017.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $85.6 million for the three months ended June

30, 2017; an increase of 7.6% over $79.5 million for the three months ended June 30, 2016 and an increase of 2.4% from $83.6 million for the three months ended March 31, 2017.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $34.0 million for the three months ended June 30, 2017; an increase of 12.7% over $30.1 million for the three months ended June 30, 2016 and an increase of 1.8% over $33.4 million for the three months ended March 31, 2017.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 14.5% from $43.5 million for the three months ended June 30, 2016 to $49.8 million for the three months ended June 30, 2017 and increased by 3.7% from $48.0 million for the three months ended March 31, 2017. GAAP gross margin was 41.5% for the three months ended June 30, 2017, 39.5% for the three months ended June 30, 2016 and 41.0% for the three months ended March 31, 2017.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $2.7 million for the three months ended June 30, 2017, $2.6 million for the three months ended March 31, 2017 and $2.2 million for the three months ended June 30, 2016.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 10.6% from $62.2 million for the three months ended June 30, 2016 to $68.8 million for the three months ended June 30, 2017 and increased by 3.2% from $66.7 million for the three months ended March 31, 2017. Non-GAAP gross profit margin was 57.4% for the three months ended June 30, 2017, 56.6% for the three months ended June 30, 2016 and 56.9% for the three months ended March 31, 2017.

Cash flow from operating activities increased by 18.3% from $23.7 million for the three months ended June 30, 2016 to $28.0 million for the three months ended June 30, 2017 and increased by 19.3% from $23.5 million for the three months ended March 31, 2017.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 14.7% from $35.0 million for the three months ended June 30, 2016 to $40.1 million for the three months ended June 30, 2017 and increased by 6.3% from $37.7 million for the three months ended March 31, 2017. EBITDA margin was 33.5% for the three months ended June 30, 2017, 31.8% for the three months ended June 30, 2016 and 32.2% for the three months ended March 31, 2017.

EBITDA, as adjusted, increased by 4.4% from $39.4 million for the three months ended June 30, 2016 to $41.1 million for the three months ended June 30, 2017 and increased by 3.2% from $39.9 million for the three months ended March 31, 2017. EBITDA, as adjusted, margin was 34.3% for the three months ended June 30, 2017, 35.8% for the three months ended June 30, 2016 and 34.0% for the three months ended March 31, 2017.

Basic and diluted net income per share was $0.10 for the three months ended June 30, 2017, $0.09 for the three months ended June 30, 2016 and $0.09 for the three months ended March 31, 2017.

Total customer connections increased by 16.4% from 57,563 as of June 30, 2016 to 66,982 as of June 30, 2017 and increased by 4.3% from 64,243 as of March 31, 2017. On-net customer connections increased by 16.4% from 49,243 as of June 30, 2016 to 57,307 as of June 30, 2017 and increased by 4.6% from 54,805 as of March 31, 2017. Off-net customer connections increased by 17.1% from 7,971 as of June 30, 2016 to 9,335 as of June 30, 2017 and increased by 3.1% from 9,055 as of March 31, 2017.

The number of on-net buildings increased by 141 on-net buildings from 2,297 on-net buildings as of June 30, 2016 to 2,438 on-net buildings as of June 30, 2017 and increased by 32 on-net buildings from 2,406 on-net buildings as of March 31, 2017.

During the three months ended June 30, 2017 Cogent purchased 46,750 shares of its common stock for $1.8 million at an average price of $39.13 per share.

Quarterly Dividend Increase and Extension of Stock Buy Back Plan Approved

On August 2, 2017, Cogent’s board approved a regular quarterly dividend of $0.46 per common share payable on September 1, 2017 to shareholders of record on August 18, 2017. This third quarter 2017 regular dividend represents a 4.5% increase of $0.02 per share from the second quarter 2017 regular dividend of $0.44 per share.  Also on August 2, 2017, Cogent’s board approved an extension of Cogent’s stock buyback program to December 31, 2018.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 3, 2017 to discuss Cogent’s operating results for the second quarter of 2017 and to discuss Cogent’s expectations for full year 2017. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 190 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

#  #  #

EXHIBIT 99.1

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$78,705	$79,539	$81,846	$83,511	$83,586	$85,586
% Change from previous Qtr.	2.9%	1.1%	2.9%	2.0%	0.1%	2.4%
Off-Net revenue	$29,356	$30,149	$30,972	$31,861	$33,386	$33,980
% Change from previous Qtr.	3.3%	2.7%	2.7%	2.9%	4.8%	1.8%
Non-Core revenue (1)	$230	$267	$239	$224	$231	$211
% Change from previous Qtr.	-5.3%	16.1%	-10.5%	-6.3%	3.1%	-8.7%
Service revenue – total	$108,291	$109,955	$113,057	$115,596	$117,203	$119,777
% Change from previous Qtr.	3.0%	1.5%	2.8%	2.2%	1.4%	2.2%
Constant currency total revenue quarterly growth rate – sequential quarters (4)	3.0%	0.9%	3.1%	2.9%	1.6%	1.7%
Constant currency total revenue quarterly growth rate – year over year quarters (4)	12.2%	11.1%	9.7%	10.2%	8.7%	9.6%
Network operations expenses (2)	$47,156	$47,727	$48,666	$49,943	$50,551	$50,974
% Change from previous Qtr.	3.2%	1.2%	2.0%	2.6%	1.2%	0.8%
GAAP gross profit (3)	$43,261	$43,479	$45,426	$45,434	$48,003	$49,765
% Change from previous Qtr.	4.7%	0.5%	4.5%	0.0%	5.7%	3.7%
GAAP gross margin (3)	39.9%	39.5%	40.2%	39.3%	41.0%	41.5%
Non-GAAP gross profit (4) (6)	$61,135	$62,228	$64,391	$65,653	$66,652	$68,803
% Change from previous Qtr.	2.8%	1.8%	3.5%	2.0%	1.5%	3.2%
Non-GAAP gross margin (4) (6)	56.5%	56.6%	57.0%	56.8%	56.9%	57.4%
Selling, general and administrative expenses (5)	$27,472	$27,278	$27,220	$28,576	$28,925	$28,704

% Change from previous Qtr.	11.1%	-0.7%	-0.2%	5.0%	1.2%	-0.8%
Depreciation and amortization expense	$17,753	$18,604	$18,804	$20,073	$18,538	$18,897
% Change from previous Qtr.	-1.4%	4.8%	1.1%	6.7%	-7.6%	1.9%
Equity-based compensation expense	$2,181	$2,687	$2,991	$2,876	$2,647	$3,225
% Change from previous Qtr.	-15.2%	23.2%	11.3%	-3.8%	-8.0%	21.8%
Operating income	$15,675	$17,511	$16,063	$14,795	$18,666	$19,000
% Change from previous Qtr.	-3.1%	11.7%	-8.3%	-7.9%	26.2%	1.8%
Interest expense	$10,065	$10,243	$9,891	$10,602	$11,891	$12,090
% Change from previous Qtr.	-2.1%	1.8%	-3.4%	7.2%	12.2%	1.7%
Net income	$3,354	$4,224	$3,459	$3,892	$4,136	$4,317
Basic net income per common share	$0.08	$0.09	$0.08	$0.09	$0.09	$0.10
Diluted net income per common share	$0.08	$0.09	$0.08	$0.09	$0.09	$0.10
Weighted average common shares – basic	44,402,640	44,491,899	44,574,583	44,577,826	44,649,645	44,717,372
% Change from previous Qtr.	0.2%	0.2%	0.2%	0.0%	0.2%	0.2%
Weighted average common shares – diluted	44,593,710	44,757,494	44,816,860	44,803,782	44,917,014	44,988,655
% Change from previous Qtr.	0.2%	0.4%	0.1%	0.0%	0.3%	0.2%
EBITDA (6)	$33,663	$34,950	$37,171	$37,077	$37,727	$40,099
% Change from previous Qtr.	-3.1%	3.8%	6.4%	-0.3%	1.8%	6.3%
EBITDA margin	31.1%	31.8%	32.9%	32.1%	32.2%	33.5%
Gains on asset related transactions	$1,946	$4,439	$687	$667	$2,124	$1,023
EBITDA, as adjusted (6)	$35,609	$39,389	$37,858	$37,744	$39,851	$41,122
% Change from previous Qtr.	-3.1%	10.6%	-3.9%	-0.3%	5.6%	3.2%
EBITDA, as adjusted, margin	32.9%	35.8%	33.5%	32.7%	34.0%	34.3%
Fees – net neutrality	$493	$1,036	$1,315	$432	$2	$188

Net cash provided by operating activities	$27,557	$23,698	$22,833	$33,879	$23,514	$28,045
% Change from previous Qtr.	25.3%	-14.0%	-3.7%	48.4%	-30.6%	19.3%
Capital expenditures	$15,034	$14,260	$8,745	$7,195	$12,249	$12,007
% Change from previous Qtr.	203.0%	-5.1%	-38.7%	-17.7%	70.2%	-2.0%
Principal payments on capital leases	$3,369	$3,935	$2,354	$2,808	$3,854	$2,194
% Change from previous Qtr.	2.9%	16.8%	-40.2%	19.3%	37.3%	-43.1%
Dividends paid	$16,171	$16,671	$17,169	$18,199	$18,999	$19,946
Purchases of common stock	$—	$—	$1,666	$2,826	$—	$1,829
Gross Leverage Ratio	4.39	3.94	3.89	4.73	4.64	4.62
Net Leverage Ratio	2.97	2.88	2.90	2.90	2.94	2.98
Customer Connections – end of period
On-Net	47,252	49,243	51,079	52,874	54,805	57,307
% Change from previous Qtr.	3.9%	4.2%	3.7%	3.5%	3.7%	4.6%
Off-Net	7,654	7,971	8,259	8,598	9,055	9,355
% Change from previous Qtr.	5.2%	4.1%	3.6%	4.1%	5.3%	3.1%
Non-Core (1)	450	349	386	350	383	340
% Change from previous Qtr.	12.5%	-22.4%	10.6%	-9.3%	9.4%	-11.2%
Total customer connections	55,356	57,563	59,724	61,822	64,243	66,982
% Change from previous Qtr.	4.1%	4.0%	3.8%	3.5%	3.9%	4.3%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,545	1,560	1,577	1,592	1,601	1,618
Carrier neutral data center buildings	675	686	706	729	752	767
Cogent data centers	51	51	51	52	53	53
Total on-net buildings	2,271	2,297	2,334	2,373	2,406	2,438
Square feet – multi-tenant office buildings – on-net	834,341,216	840,042,330	847,266,071	858,958,167	864,432,176	872,293,092
Network – end of period
Intercity route miles	56,183	56,183	56,684	57,213	57,213	57,403
Metro fiber miles	28,316	28,874	29,326	29,536	30,190	30,516

Connected networks – AS’s	5,617	5,700	5,834	5,927	5,949	5,983
Headcount – end of period
Sales force – quota bearing	398	397	394	422	432	434
Sales force - total	517	519	516	542	554	559
Total employees	855	854	858	887	900	909
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	6.3	5.9	5.7	6.1	6.1	6.5
FTE – sales reps	373	373	377	384	416	410

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $121, $145, $161, $146, $111 and $141 in the three month periods ended March 31, 2016 through June 30, 2017, respectively.  Network operations expense includes excise taxes, including Universal Service Fund fees of $2,003, $2,156, $2,362, $2,549, $2,604 and $2,672 in the three month periods ended March 31, 2016 through June 30, 2017, respectively.

(3)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that Non-GAAP gross profit and Non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)         Excludes equity-based compensation expense of $2,060, $2,542, $2,830, $2,730, $2,536 and $3,084 in the three month periods ended March 31, 2016 through June 30, 2017, respectively.

(6)         See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017
Net cash flows provided by operating activities	$27,557	$23,698	$22,833	$33,879	$107,967	$23,514	$28,045
Changes in operating assets and liabilities	(3,681)	1,755	4,737	(6,781)	(3,968)	3,192	950
Cash interest expense and income tax expense	9,787	9,497	9,601	9,979	38,861	11,021	11,104
EBITDA	$33,663	$34,950	$37,171	$37,077	$142,860	$37,727	$40,099
PLUS: Gains on asset related transactions	1,946	4,439	687	667	7,739	2,124	1,023
EBITDA, as adjusted	$35,609	$39,389	$37,858	$37,744	$150,599	$39,851	$41,122
EBITDA margin	31.1%	31.8%	32.9%	32.1%	32.0%	32.2%	33.5%
EBITDA, as adjusted, margin	32.9%	35.8%	33.5%	32.7%	33.7%	34.0%	34.3%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) – unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017
Service revenue, as reported – current period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777
Impact of foreign currencies on service revenue	(10)	(709)	273	749	892	195	(531)
Service revenue - as adjusted for currency impact (1)	$108,281	$109,246	$113,330	$116,345	$447,792	$117,398	$119,246
Service revenue, as reported – prior sequential period	$105,177	$108,291	$109,955	$113,057	$404,234	$115,596	$117,203
Constant currency increase	$3,104	$955	$3,375	$3,288	$43,558	$1,802	$2,043
Constant currency percent increase	3.0%	0.9%	3.1%	2.9%	10.8%	1.6%	1.7%

(1)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

($ in 000’s) – unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017
Service revenue, as reported – current period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777
Impact of foreign currencies on service revenue	855	(168)	(68)	276	892	503	743
Service revenue - as adjusted for currency impact (2)	$109,146	$109,787	$112,989	$115,872	$447,792	$117,706	$120,520
Service revenue, as reported – prior year period	$97,242	$98,799	$103,017	$105,177	$404,234	$108,291	$109,955
Constant currency increase	$11,904	$10,988	$9,972	$10,695	$43,558	$9,415	$10,565
Percent increase	12.2%	11.1%	9.7%	10.2%	10.8%	8.7%	9.6%

(2)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017
Service revenue total	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	65,030	66,476	67,631	70,162	269,299	69,200	70,012
GAAP Gross Profit (1)	$43,261	$43,479	$45,426	$45,434	$177,601	$48,003	$49,765
Plus – Equity-based compensation – network operations expense	121	145	161	146	573	111	141
Plus – Depreciation and amortization expense	17,753	18,604	18,804	20,073	75,234	18,538	18,897
Non-GAAP Gross Profit (2)	$61,135	$62,228	$64,391	$65,653	$253,408	$66,652	$68,803
GAAP Gross Margin (1)	39.9%	39.5%	40.2%	39.3%	39.7%	41.0%	41.5%
Non-GAAP Gross Margin (2)	56.5%	56.6%	57.0%	56.8%	56.7%	56.9%	57.4%

(1)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio was 4.64 at March 31, 2017 and 4.62 at June 30, 2017 and Cogent’s net leverage ratio was 2.94 at March 31, 2017 and 2.98 at June 30, 2017 and as shown below.

($ in 000’s) – unaudited	As of March 31, 2017	As of June 30, 2017
Cash and cash equivalents	$263,196	$256,492
Debt
Capital leases – current portion	7,215	7,635
Capital leases – long term	137,917	142,155
Senior unsecured notes	189,225	189,225
Senior secured notes	375,000	375,000
Note payable	8,611	9,445
Total debt	717,968	723,460
Total net debt	454,772	466,968
Trailing 12 months EBITDA, as adjusted	154,842	156,575
Gross leverage ratio	4.64	4.62
Net leverage ratio	2.94	2.98

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2017 AND DECEMBER 31, 2016

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$256,492	$274,319
Accounts receivable, net of allowance for doubtful accounts of $1,731 and $1,734, respectively	34,754	33,598
Prepaid expenses and other current assets	21,906	19,706
Total current assets	313,152	327,623
Property and equipment, net	376,867	361,641
Deferred tax assets	35,661	42,241
Deposits and other assets - $705 and $128 restricted, respectively	6,759	6,387
Total assets	$732,439	$737,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,284	$11,551
Accrued and other current liabilities	49,412	47,149
Installment payment agreement, current portion, net of discount of $312 and $204, respectively	6,004	2,587
Current maturities, capital lease obligations	7,635	6,626
Total current liabilities	72,335	67,913
Senior secured 2022 notes, net of unamortized debt costs of $2,066 and $2,257, respectively and including premium of $421 and $462, respectively	373,355	373,205
Senior unsecured 2021 notes, net of unamortized debt costs of $2,339 and $2,575, respectively	186,886	186,650
Capital lease obligations, net of current maturities	142,155	135,335
Other long term liabilities	28,909	28,043
Total liabilities	803,640	791,146
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 45,927,374 and 45,478,787 shares issued and outstanding, respectively	46	45
Additional paid-in capital	447,852	442,799
Accumulated other comprehensive income — foreign currency translation	(9,702)	(17,193)
Accumulated deficit	(509,397)	(478,905)
Total stockholders’ deficit	(71,201)	(53,254)
Total liabilities and stockholders’ deficit	$732,439	$737,892

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016
	(Unaudited)	(Unaudited)
Service revenue	$119,777	$109,955
Operating expenses:
Network operations (including $141 and $145 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	51,115	47,872
Selling, general, and administrative (including $3,084 and $2,542 of equity-based compensation expense, respectively)	31,788	29,820
Depreciation and amortization	18,897	18,604
Total operating expenses	101,800	96,296
Losses on debt purchases and installment loan repayment	—	(587)
Gains on equipment transactions	1,023	4,439
Operating income	19,000	17,511
Interest income and other, net	1,015	335
Interest expense	(12,090)	(10,243)
Income before income taxes	7,925	7,603
Income tax provision	(3,608)	(3,379)
Net income	$4,317	$4,224

Comprehensive income:
Net income	$4,317	$4,224
Foreign currency translation adjustment	6,163	(1,967)
Comprehensive income	$10,480	$2,257

Net income per common share:
Basic and diluted net income per common share	$0.10	$0.09

Dividends declared per common share	$0.44	$0.37

Weighted-average common shares - basic	44,717,372	44,491,899

Weighted-average common shares - diluted	44,988,655	44,757,494

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
	(Unaudited)	(Unaudited)
Service revenue	$236,981	$218,247
Operating expenses:
Network operations (including $252 and $266 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	101,778	95,149
Selling, general, and administrative (including $5,620 and $4,602 of equity-based compensation expense, respectively)	63,252	59,352
Depreciation and amortization	37,435	36,357
Total operating expenses	202,465	190,858
Losses on debt purchases and installment loan repayment	—	(587)
Gains on equipment transactions	3,146	6,385
Operating income	37,662	33,187
Interest income and other, net	1,870	468
Interest expense	(23,978)	(20,309)
Income before income taxes	15,554	13,346
Income tax provision	(7,101)	(5,768)
Net income	$8,453	$7,578

Comprehensive income:
Net income	$8,453	$7,578
Foreign currency translation adjustment	7,491	2,107
Comprehensive income	$15,944	$9,685

Net income per common share:
Basic and diluted net income per common share	$0.19	$0.17

Dividends declared per common share	$0.86	$0.73

Weighted-average common shares - basic	44,720,971	44,484,863

Weighted-average common shares - diluted	44,990,298	44,713,196

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016

(IN THOUSANDS)

	Three months Ended June 30, 2017	Three months Ended June 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$4,317	$4,224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,897	18,604
Amortization of debt discount and premium	287	480
Equity-based compensation expense (net of amounts capitalized)	3,225	2,687
Losses on debt purchases and installment loan repayment	—	587
Gains — equipment transactions and other, net	(1,457)	(4,294)
Deferred income taxes	3,292	3,310
Changes in operating assets and liabilities:
Accounts receivable	(384)	(1,058)
Prepaid expenses and other current assets	(133)	(1,218)
Accounts payable, accrued liabilities and other long-term liabilities	(423)	386
Deposits and other assets	424	(10)
Net cash provided by operating activities	28,045	23,698
Cash flows from investing activities:
Purchases of property and equipment	(12,007)	(14,260)
Net cash used in investing activities	(12,007)	(14,260)
Cash flows from financing activities:
Dividends paid	(19,946)	(16,671)
Purchases of common stock	(1,829)	—
Purchases of senior secured 2021 notes	—	(10,775)
Proceeds from exercises of stock options	186	424
Principal payments on installment payment agreement	(733)	(19,019)
Principal payments of capital lease obligations	(2,194)	(3,935)
Net cash used in financing activities	(24,516)	(49,976)
Effect of exchange rates changes on cash	1,774	(545)
Net decrease in cash and cash equivalents	(6,704)	(41,083)
Cash and cash equivalents, beginning of period	263,196	196,050
Cash and cash equivalents, end of period	$256,492	$154,967

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016

(IN THOUSANDS)

	Six months Ended June 30, 2017	Six months Ended June 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$8,453	$7,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,435	36,357
Amortization of debt discount and premium	567	696
Equity-based compensation expense (net of amounts capitalized)	5,872	4,868
Losses on debt purchases and installment loan repayment	—	587
Gains — equipment transactions and other, net	(3,628)	(6,480)
Deferred income taxes	6,626	5,633
Changes in operating assets and liabilities:
Accounts receivable	(341)	(1,445)
Prepaid expenses and other current assets	(1,200)	(3,435)
Accounts payable, accrued liabilities and other long-term liabilities	(2,084)	8,765
Deposits and other assets	(141)	(1,869)
Net cash provided by operating activities	51,559	51,255
Cash flows from investing activities:
Purchases of property and equipment	(24,256)	(29,294)
Net cash used in investing activities	(24,256)	(29,294)
Cash flows from financing activities:
Dividends paid	(38,945)	(32,842)
Purchases of common stock	(1,829)	—
Purchases of senior secured 2021 notes	—	(10,775)
Proceeds from exercises of stock options	486	630
Principal payments on installment payment agreement	(951)	(21,203)
Principal payments of capital lease obligations	(6,048)	(7,304)
Net cash used in financing activities	(47,287)	(71,494)
Effect of exchange rates changes on cash	2,157	909
Net decrease in cash and cash equivalents	(17,827)	(48,624)
Cash and cash equivalents, beginning of period	274,319	203,591
Cash and cash equivalents, end of period	$256,492	$154,967

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-Q  for the quarter ended June 30, 2017 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

###